PARTNERSHIP REDEMPTION AGREEMENT


          This PARTNERSHIP REDEMPTION AGREEMENT is made
September 30, 1997, among PLANTATION CLUB ASSOCIATES, a Hawaii general partnership ("PCA" or the "Partnership"), ROLFING
PARTNERS, a Hawaii limited partnership ("Rolfing") and KAPALUA
LAND COMPANY, LTD., a Hawaii corporation ("Kapalua").

                       R E C I T A L S

     A.   Rolfing and Kapalua are the sole partners of PCA.

     B. Rolfing has notified Kapalua of its desire to withdraw from PCA.

     C. PCA has agreed to redeem Rolfing's partnership interest in PCA, as set forth herein.

     D. Kapalua has agreed to the foregoing withdrawal and redemption, as set forth herein.

          NOW, THEREFORE, in consideration of the mutual obligations contained in this Agreement, and for other good and valuable consideration, Kapalua and Rolfing do hereby agree as follows.

          1.   Transfer of interest.  Effective as of December
31, 1997, Rolfing shall withdraw from PCA and shall transfer to PCA all of Rolfing's partnership interest in the property and business of the Partnership.

          2. Consideration. In redemption of Rolfing's interest in PCA, PCA shall pay to Rolfing the sum of Eight Hundred Twenty-Five Thousand and No/100 Dollars ($825,000.00) in the following manner: $815,000.00 on or before September 30, 1997 and $10,000.00 on or before December 31, 1997. Except for the foregoing amounts, Rolfing shall have no further rights to or interest in the Partnership or it property or the business of the Partnership. From and after the date of this Agreement, Rolfing shall have no right to any distributions from the Partnership except as provided in this paragraph 2, notwithstanding anything in the Partnership Agreement of PCA (the "Partnership Agreement") to the contrary.

          3.   Distribution to Kapalua.   Concurrently with the
distribution of $815,000.00 to Rolfing on or before September
30, 1997, PCA shall distribute $1,950,000.00 to Kapalua.

          4.   Allocation of Profits and Losses.
Notwithstanding anything in the Partnership Agreement to the contrary, Rolfing shall be allocated income and gain of 15% for the period January 1, 1997 through September 30, 1997 and 1% for the period October 1, 1997 through December 31, 1997. The sum of all income and gain allocated to Rolfing shall not exceed $825,000.00 for PCA's 1997 fiscal year, as determined by PCA's tax accountants.

          5. Partnership obligations. From and after September 30, 1997, Rolfing shall have no liability for the debts and obligations of PCA, and Kapalua and PCA shall indemnify and hold Rolfing harmless therefrom, including the costs of defense and attorneys' fees.

          6. Kapalua IRS Extension Request. Kapalua shall prepare a letter to the Internal Revenue Service ("IRS"), approved by Rolfing, requesting that the IRS grant Kapalua the extension of the highway expense election, with the stipulation that Rolfing will not be required to amend their tax returns for 1990, 1991, and 1992. Kapalua agrees to negotiate with the IRS to close the open tax years 1990, 1991, and 1992 with respect to these highway improvements for Rolfing, and will not put Rolfing in a position where these tax years remain open in order for Kapalua to obtain their extension approval. Kapalua will send the extension letter to the IRS by October 7, 1997. Kapalua agrees to make its best efforts to obtain IRS approval for the extension by February 28, 1998. If the extension is not granted by July 15, 1998, PCA will file amended returns for 1990, 1991, and 1992 to close and finalize these tax years for both Kapalua and Rolfing.

          7.   Amended tax return.   Rolfing acknowledges that
if PCA is unable to obtain an IRS extension with respect to the payment of future highway costs, PCA will need to file amended returns showing increased taxable income to Rolfing and Kapalua. Neither PCA nor Kapalua shall have any liability to Rolfing with respect to this matter.

          8. Further instruments. The parties shall execute such further instruments as may be necessary to fully carry this Agreement into effect.

          9.   No Party deemed drafter.   Rolfing and Kapalua are each
               relying on their separate advisors and counsel with respect to the matters herein. This Agreement shall not be construed against any party as drafter.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


KAPALUA LAND COMPANY, LTD., a
Hawaii corporation, in its own capacity and as general partner of Plantation Club Associates

By   /S/ DON YOUNG
    Its President

By   /S/ ROBERT P. DERKS
    Vice President, Operations

                     "KAPALUA"

ROLFING PARTNERS, a Hawaii limited
partnership, in its own capacity and
as general partner of Plantation Club Associates

By:  ROLFING DEVELOPMENT
CORPORATION, a Hawaii Corporation,
Its General Partner

By   /S/ MARK ROLFING
    Its President

By   /S/ DEBI ROLFING
    Its Vice President

                     "ROLFING"